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                                  Exhibit 3.4

                 Articles of Amendment of Gateway Bancorp, Inc.
                              dated June 18, 1996








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                             ARTICLES OF AMENDMENT
                                       OF
                             GATEWAY BANCORP, INC.

     Pursuant to Section 271B.10-060 of the Kentucky Business Corporation Act of 1988, these Articles of Amendment state as follows:

                                      ONE

     The name of the corporation is Gateway Bancorp, Inc. (the "Corporation").

                                      TWO

      The amendment ("Amendment") to restate in its entirety Article VII.A. of the Articles of Incorporation of the Corporation is as follows:

                                  ARTICLE VII
                               BOARD OF DIRECTORS

     A. CLASSIFICATION AND TERM. The Board of Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes as nearly equal in number as possible, with one class to be elected annually. Beginning with the effective date of the amendment to KRS 271B.8-060 following the first annual meeting at which the directors are to be divided into classes with staggered terms, the term of office of such directors shall be as follows: the term of directors of the first class shall expire at the first annual meeting of stockholders following the initiation of classes for the Board of Directors with staggered terms; the term of office of the directors of the second class shall expire at the second annual meeting of stockholders following the initiation of classes for the Board of Directors with staggered terms; and the term of office of the third class shall expire at the third annual meeting of stockholders following the initiation of classes for the Board of Directors with staggered terms; and, as to directors of each class, when their respective successors are elected and qualified. At each annual meeting of stockholders thereafter, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders and when their respective successors are elected and qualified.

                                     THREE

       The Amendment does not involve any exchange, reclassification, or cancellation of issued shares.

                                      FOUR

      The Amendment was found to be in the best interests of the Corporation and its stockholders at a meeting of the Board of Directors of the Corporation held on March 12,

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1996. The Amendment was approved by stockholders at a meeting held on May 9,
1996, as noted in Article Six of these Articles of Amendment and is effective upon filing of these Articles of Amendment with the Secretary of State.

                                      FIVE

      The Amendment was not adopted by the incorporators or board of directors without stockholder action.

                                      SIX

      The Amendment was approved by the Corporation's stockholders at the Annual Meeting of Stockholders held on May 9, 1996. There were 1,175,670 outstanding shares of common stock, par value $.01 per share ("Common Stock") of the Corporation, all of which were entitled to be cast by holders of Common Stock. An aggregate of 1,065,210 shares were represented at such meeting by the holders thereof or by proxy.

      There were 819,384 votes cast in favor of the Amendment and 100,740 votes cast against the Amendment. The number of votes cast for the Amendment was sufficient for approval.

      The undersigned declares that the facts stated herein are true as of June 18, 1996.

                                        GATEWAY BANCORP, INC.


                                      By: /s/ REBECCA R. JACKSON
                                         ------------------------------------
                                         Rebecca R. Jackson
                                         President and Chief Executive Officer




                                      By: /s/ HUNTER E. CLARK
                                         ------------------------------------
                                         Hunter E. Clark
                                         Secretary

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